EXHIBIT 27


              CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES







                    FINANCIAL STATEMENTS AND SCHEDULES



                                (FORM 10-K)



        December 25, 1993, December 26, 1992 and December 28, 1991

              CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES

                INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Independent Auditors' Report on Financial Statement Schedules.


Consolidated Financial Statements:

     The following consolidated financial information and Independent
Auditors' Report are included in the Corporation's 1993 Annual
Report to
Stockholders, attached hereto as Exhibit 13 and incorporated herein (references are to page numbers in the Annual Report):

     Management's Discussion and Analysis
     (Not Covered by Independent Auditors's Report) . . . . . . .
. .10-13

     Consolidated Statements of Earnings for
     the Fiscal Years ended December 25, 1993,
     December 26, 1992 and December 28, 1991      . . . . . . . .
. . . 14

     Consolidated Balance Sheets as of
     December 25, 1993 and December 26, 1992      . . . . . . . .
. . . 15

     Consolidated Statements of Cash Flows for the
     Fiscal Years ended December 25, 1993,
     December 26, 1992 and December 28, 1991      . . . . . . . .
. . . 16

     Consolidated Statements of Stockholders'
     Equity for the Fiscal Years ended
     December 25, 1993, December 26, 1992 and December 28, 1991 .
. . . 17

     Notes to Consolidated Financial Statements . . . . . . . . .
.  18-24

     Independent Auditor's Report . . . . . . . . . . . . . . . .
. . . 25

     Selected Financial Data for the Eleven Years ended December
25, 1993
     (Not Covered by Independent Auditors' Report)  . . . . . . .
. . 26-27

Schedules:

     V -  Property, Plant and Equipment - Fiscal Years ended
          December 25, 1993, December 26, 1992 and December 28,
1991.

    VI -  Accumulated Depreciation of Property, Plant and Equipment
- -
          Fiscal Years ended December 25, 1993, December 26, 1992 and
          December 28, 1991.

  VIII -  Valuation and Qualifying Accounts - Fiscal Years ended
          December 25, 1993, December 26, 1992 and December 28,
1991.

    IX -  Short-term Borrowings - Fiscal Years ended December 25,
1993,
          December 26, 1992 and December 28, 1991.

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or the notes thereto.

                                    F-1














  INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES





Board of Directors
Crompton & Knowles Corporation:


Under date of January 20, 1994, we reported on the consolidated balance sheets of Crompton & Knowles Corporation and subsidiaries as of December 25, 1993 and December 26, 1992, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 25, 1993, as contained in the 1993 Annual Report to Stockholders. Our report refers to changes in accounting for postretirement benefits other than pensions and income taxes. These consolidated financial statements and our report thereon are incorporated by reference in the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year 1993. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                          /s/ KPMG Peat Marwick


Stamford, Connecticut
January 20, 1994


                     Schedule V
                                              CROMPTON & KNOWLES
CORPORATION AND SUBSIDIARIES

                                              Property, Plant and
Equipment
                                              (In thousands of
dollars)


           (1)
                                  Balance at
        Adjustments  Balance
                                  beginning   Additions
Retirements    and Reclassi- at end
                                  of year     at cost       or
sales       fications    of year
Fiscal Year ended December 25, 1993:
   Land                          $  5,395    $   193       $
- -       $     (94)   $  5,494
   Buildings and improvements      54,151        666
(243)            963      55,537
   Machinery and equipment         93,658      1,265
(771)          7,133     101,285
   Furniture and fixtures           3,335        127
(40)             48       3,470
   Construction in progress         6,575     12,048 (2)
- -         (11,097)      7,526

                                 $163,114    $14,299       $
(1,054)      $  (3,047)   $173,312

Fiscal Year ended December 26, 1992:
   Land                          $  3,453    $ 1,823       $
- -       $     119    $  5,395
   Buildings and improvements      44,404      6,816
(63)          2,994      54,151
   Machinery and equipment         77,561     10,038
(1,167)          7,226      93,658
   Furniture and fixtures           3,220         69
(82)            128       3,335
   Construction in progress         6,185      9,209 (2)
- -          (8,819)      6,575

                                 $134,823    $27,955 (3)   $
(1,312)      $   1,648    $163,114

Fiscal Year ended December 28, 1991:
   Land                          $  3,358    $     -       $
- -       $      95    $  3,453
   Buildings and improvements      41,957        619
(23)          1,851      44,404
   Machinery and equipment         65,015      2,661
(651)         10,536      77,561
   Furniture and fixtures           3,173        174
(38)            (89)      3,220
   Construction in progress         9,978      9,665 (2)
- -         (13,458)      6,185

                                 $123,481    $13,119 (3)   $
(712)      $  (1,065)   $134,823





(1) Includes transfers from construction in progress to the applicable asset categories and the impact of foreign currency trans
(2) Includes construction costs related to the expansion and/or improvement of plant facilities.
(3) Includes the fair value of property, plant and equipment related to acquisitions in the amounts of $15,120 in 1992 and $1,68 lation into U.S. dollars.

5 in 1991.







               Schedule VI
                                            CROMPTON & KNOWLES
CORPORATION AND SUBSIDIARIES

                                            Accumulated
Depreciation
                                            of Property, Plant and
Equipment
                                            (In thousands of
dollars)



                                            Additions
     (1)
                               Balance at   charged to
   Adjustments Balance
                               beginning    costs and
Retirements  and Reclassi at end
                               of year      expenses     or sales
   fications   of year

Fiscal Year ended December 25, 1993:
   Buildings and improvements $17,330      $ 2,434      $  (131)
  $  (286)    $ 19,347
   Machinery and equipment     44,771        8,188         (682)
     (556)      51,721
   Furniture and fixtures       2,186          206          (47)
      (26)       2,319

                              $64,287      $10,828      $  (860)
  $  (868)    $ 73,387


Fiscal Year ended December 26, 1992:
   Buildings and improvements $14,778      $ 2,497      $   (56)
  $   111     $ 17,330
   Machinery and equipment     37,818        7,710         (952)
      195       44,771
   Furniture and fixtures       2,073          187          (80)
        6        2,186

                              $54,669      $10,394      $(1,088)
  $   312     $ 64,287

Fiscal Year ended December 28, 1991:
   Buildings and improvements $12,797      $ 2,026      $    (8)
  $   (37)    $ 14,778
   Machinery and equipment     32,095        6,556         (413)
     (420)      37,818
   Furniture and fixtures       1,880          231          (24)
      (14)       2,073

                              $46,772      $ 8,813      $  (445)
  $  (471)    $ 54,669





(1) Reflects the impact of foreign currency translation into U.S.
dollars.






              Schedule VIII
                                           CROMPTON & KNOWLES
CORPORATION AND SUBSIDIARIES

                                           Valuation and Qualifying
Accounts
                                           (In thousands of
dollars)


                                           Additions
                               Balance at  charged to
Adjustments      Balance
                               beginning   costs and
               at end
                               of year     expenses    Recurring
    Other      of year

Fiscal Year ended December 25, 1993:
   Allowance for doubtful acco$ 3,736     $   483     $  (147)(1)
  $     -     $ 4,072
   Accumulated amortization of cost in
     excess of acquired net ass 4,510         963         (17)(2)
        -       5,456
   Accumulated amortization of other
     intangible assets            996         285         (42)(2)
        -       1,239

Fiscal Year ended December 26, 1992:
   Allowance for doubtful acco$ 4,659     $     -     $  (318)(1)
  $  (605)(3) $ 3,736
   Accumulated amortization of cost in
     excess of acquired net ass 3,577         949         (16)(2)
        -       4,510
   Accumulated amortization of other
     intangible assets            686         292          18 (2)
        -         996

Fiscal Year ended December 28, 1991:
   Allowance for doubtful acco$ 4,212     $   682     $(1,339)(1)
  $ 1,104 (4) $ 4,659
   Accumulated amortization of cost in
     excess of acquired net ass 2,659         931         (13)(2)
        -       3,577
   Accumulated amortization of other
     intangible assets          1,277         284         (30)(2)
     (845)(5)     686




(1) Represents accounts written off as uncollectible (net of recoveries), and the translation effect of accounts denominated in foreign currencies.
(2) Represents the translation effect of intangible assets denominated in foreign currencies.
(3) Represents reduction in allowance for doubtful accounts requirements.
(4) Represents allowances related to the acquisition of Sterling Industries in 1991 .
(5)  Represents intangible asset retirements.

          Schedule IX
                                   CROMPTON AND KNOWLES CORPORATION
AND SUBSIDIARIES

                                   Short-term Borrowings
                                   (In thousands of dollars)


                                          At Year-End
   During the Year
                                              Weighted
              Weighted
                     Category of              average     Maximum
   Average    average
                     short-term               interest    amount
out- amount out-interest
                     borrowing (1) Balance     rate       standing
(2)standing (3rate (4)












Fiscal Year ended    Bank         $ 5,100        3.2     $14,431
  $ 9,800      4.6%
December 25, 1993    borrowings


Fiscal Year ended    Bank         $ 5,421        3.9     $18,091
  $14,200      6.1%
December 26, 1992    borrowings


Fiscal Year ended    Bank         $     -          -     $ 9,416
  $ 5,600      6.4%
December 28, 1991    borrowings




(1) Consists of obligations due banks with various interest rates and maturities.
(2)  Represents maximum aggregate amount at any month-end.
(3) Represents average daily domestic balances and average month-end foreign balances.
(4) Computed by dividing actual interest expense by average debt outstanding.